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                                                                    EXHIBIT 23.1

[ZIRKLE LONG TRIGUEIRO & WARD LLC LOGO]

560 HULT PLAZA
401 EAST TENTH AVENUE
EUGENE, OREGON 97401

TELEPHONE:
541-343-6505

FASCIMILE:
541-343-9432

E-MAIL:
info@zltcpa.com

JAY R. ZIRKLE
CARL D LONG
GARY L TRIGUEIRO
CHARLES A. WARD

NANCY M. DeCAMP

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-4 dated October 12, 2005, of our report on the consolidated financial statements of Pacific Continental Corporation, included in the Annual Report to Shareholders of Pacific Continental Corporation for the year ended December 31, 2004.


/s/ Zirkle, Long, Trigueiro & Ward, L.L.C.
--------------------------------------------
ZIRKLE, LONG, TRIGUEIRO & WARD, L.L.C.


Eugene, Oregon
October 12, 2005